As filed with the U.S. Securities and Exchange Commission on August 9, 2018.
Registration No. 333 -

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GLOWPOINT, INC. (Exact name of registrant as specified in its charter)

Delaware	77-0312442
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1776 Lincoln Street, Suite 1300, Denver, Colorado	80203
(Address of Principal Executive Offices)	(Zip Code)

GLOWPOINT, INC. 2014 EQUITY INCENTIVE PLAN
(Full title of the plan)

David Clark	With copies to:
Chief Financial Officer, Treasurer and Corporate Secretary	Ronald R. Levine, II, Esq.
1776 Lincoln Street, Suite 1300	Arnold & Porter Kaye Scholer LLP
Denver, Colorado 80203	370 Seventeenth Street, Suite 4400
(303) 640-3838	Denver, Colorado 80202
(Name, address, including zip code, and telephone number, including area code, of agent for service)	Telephone: (303) 863-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☒
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
____________________________________________________________________________________________________
CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.0001 par value	3,000,000 (1)	$0.18 (2)	$540,000 (2)	$67.23 (3)

Notes:

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional securities that may be offered or issued pursuant to the Glowpoint, Inc. 2014 Equity Incentive Plan (the “2014 Plan”) as a result of adjustments for stock dividends, stock splits or similar transactions effected without receipt of consideration, that increase the number of outstanding shares of the common stock, $0.0001 par value per share (the “Common Stock”), of Glowpoint, Inc. (the “Registrant”).

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act, the proposed maximum offering price per share and proposed maximum aggregate offering price are based upon the average of the high and low prices of the Common Stock as quoted on the NYSE American on August 7, 2018.

(3)
The Registrant is registering an additional 3,000,000 shares of Common Stock under this Registration Statement on Form S-8 relating to the 2014 Plan. Pursuant to General Instruction E to Form S-8, the fee set forth in the table above is only with respect to those additional shares.

EXPLANATORY NOTE

The Registrant previously filed a Registration Statement on Form S-8 (Registration No. 333-196474) on June 2, 2014 (the “Original Registration Statement”) registering 4,400,000 shares of Common Stock issuable pursuant to the 2014 Plan.

On May 31, 2018, the Registrant’s stockholders approved an amendment to the 2014 Plan to increase the number of shares of Common Stock available under the 2014 Plan by 3,000,000, bringing the total number of shares available under the 2014 Plan to 7,400,000. This Registration Statement is being filed to register these additional 3,000,000 shares of Common Stock.

Pursuant to General Instruction E to Form S-8, the contents of the Original Registration Statement, including each of the documents filed with the Securities and Exchange Commission (the “SEC”) and incorporated (or deemed to be incorporated) by reference therein, and each of the documents filed as exhibits thereto, are incorporated by reference herein except as otherwise updated or modified by this filing. All exhibits required by General Instruction E to Form S-8 are filed as exhibits hereto.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents filed by the Company with the Commission are incorporated herein by reference, excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”):

•	our Annual Report on Form 10-K (File No. 001-35376) for the year ended December 31, 2017, filed with the SEC on March 7, 2018;

•	our Quarterly Reports on Form 10-Q (File No. 001-35376) for the quarterly periods ended March 31, 2018, filed with the SEC on May 9, 2018, and June 30, 2018, filed with the SEC on August 9, 2018;

•	our Current Reports on Form 8-K (File No. 001-35376) filed with the SEC on January 22, 2018, January 25, 2018, June 1, 2018, July 11, 2018 and July 23, 2018; and

•
the description of our Common Stock set forth in our Registration Statement on Form 8-A12B filed with the SEC on December 12, 2011, and any amendment or report filed for the purpose of updating such description.

In addition, all documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part of it from the respective dates of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8. Exhibits.

The exhibits to this Registration Statement are listed in the Exhibit Index hereto and are incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on August 9, 2018.

GLOWPOINT, INC.

By:	/s/ Peter Holst
Name: Peter Holst
Title: Chief Executive Officer and President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Peter Holst and David Clark, each of them, his true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Date: August 9, 2018	By:	/s/ Peter Holst
Peter Holst Chief Executive Officer, President and Director (Principal Executive Officer)

Date: August 9, 2018	By:	/s/ David Clark
David Clark Chief Financial Officer, Treasurer and Corporate Secretary (Principal Financial and Accounting Officer)

Date: August 9, 2018	By:	/s/ Patrick Lombardi
Patrick Lombardi Chairman of the Board, Director

Date: August 9, 2018	By:	/s/ Kenneth Archer
Kenneth Archer Director

Date: August 9, 2018	By:	/s/ David Giangano
David Giangano Director

Date: August 9, 2018	By:	/s/ James Lusk
James Lusk Director

EXHIBIT INDEX

Exhibit No.		Description

4.1		Glowpoint, Inc. 2014 Equity Incentive Plan (filed as Exhibit 10.2 to Registrant’s Current Report on Form 8-K filed with the SEC on June 2, 2014, and incorporated herein by reference).
4.2
First Amendment to the Glowpoint, Inc. 2014 Equity Incentive Plan (filed as Exhibit 10.1 to Registrant’s Current Report on Form 8-K filed with the SEC on June 1, 2018, and incorporated herein by reference).

5.1	†	Opinion of Arnold & Porter Kaye Scholer LLP
23.1	†	Consent of EisnerAmper LLP
23.2	†	Consent of Arnold & Porter Kaye Scholer LLP (included in Exhibit 5.1)
24.1	†	Powers of Attorney (included on the signature page hereto)
_______________________
† Filed herewith.